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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Pediatrix Medical Group, Inc. on Forms S-8 (File Nos. 333-07057, 333-07061 and 333-07059) of our report dated January 26, 1998, except for Note 14, as to which the date is March 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.



Fort Lauderdale, Florida
March 27, 1998